                                                                    EXHIBIT 10.1


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS PURCHASE AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.


                               PURCHASE AGREEMENT

                                DATA RACE, INC.


          THIS AGREEMENT is executed in reliance upon the transaction exemption afforded by Regulation D as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended (the "Act").



     This Agreement has been executed by the undersigned in connection with the private placement of up to Two Million Five Hundred Thousand ($2,500,000) Dollars aggregate principal amount of Series D Preferred Stock (with the terms and conditions contained in the Series D Preferred Stock Statement of Designation annexed hereto as Exhibit A), up to Seven Hundred Fifty Thousand ($750,000) Dollars aggregate principal amount of Series E Preferred Stock (with the terms and conditions contained in the Series E Preferred Stock Statement of Designation annexed hereto as Exhibit B), and up to Seven Hundred Fifty Thousand ($750,000) Dollars aggregate principal amount Series F Preferred Stock (with the terms and conditions contained in the Series F Preferred Stock Statement of Designation annexed hereto as Exhibit C) of the Company (collectively referred to as the "Preferred Stock") of DATA RACE, INC. (Nasdaq National Market System symbol "RACE"), located at 12400 Network Boulevard, San Antonio, Texas 78249, a corporation organized under the laws of Texas, USA (hereinafter referred to as the "Company") in two separate closings as described below. The Company will also sell to the Purchasers listed on Schedule A annexed hereto ("A Purchasers"), a Class A Warrant (the "Class A Warrant") to purchase up to 566,038 shares of Common Stock of the Company (the "Common Stock") for a period of two (2) years from the issuance date of the Class A Warrants, as per the terms of a separate Class A Warrant (Exhibit D annexed hereto). The Company will sell to the Purchasers listed on Schedule B annexed hereto (the "B Purchasers" and along with the A Purchasers referred to as the "Purchasers") a Class B Warrant (the "Class B Warrant" in the form of Exhibit E annexed hereto), to purchase up to 281,250 shares of Common Stock of the Company for a period of two (2) years from the issuance date of the Class B Warrants (as defined herein), as per the terms of a separate Class B Warrant (Exhibit E annexed

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hereto) The Class A and B Warrants are hereinafter referred to as the
"Warrants". This Purchase Agreement and, if accepted by the Company, the offer and sale of the Preferred Stock, Warrants and the Common Stock underlying the Preferred Stock and Warrants (collectively the "Securities"), are being made in reliance upon the provisions of Regulation D under the Act.


          The Closing Date shall be Friday, July 24, 1998, as determined in accordance with Sections 1.1 and 12 herein.

          The Purchasers hereby represent and warrant to, and agree with the Company as follows:


          Section 1.   Agreement to Subscribe; Purchase Price.

          1.1 Closing. The Company will sell and the Purchasers will buy, upon the execution of this Agreement, and in reliance upon the representations and warranties contained in this Agreement and Statement of Designation for the Series D Preferred Stock and the Series E Preferred Stock, and the Class A Warrants to purchase339,623 shares of Common Stock, and Class B Warrants to purchase 140,625 shares of Common Stock, and upon the terms and satisfaction of each of the conditions set forth in Sections 13 and 14 below, One Million Five Hundred Thousand ($1,500,000) Dollars of Series D Preferred Stock (and Class A Warrants) to be purchased by the A Purchasers and Seven Hundred Fifty Thousand ($750,000) Dollars of Series E Preferred Stock (and Class B Warrants) to be purchased by the B Purchasers as set forth next to their names on Schedule A and Schedule B for an aggregate purchase price of Two Million Two Hundred Fifty Thousand ($2,250,000) U.S. Dollars (the "Purchase Price").


          1.2 Form of Payment. The A Purchasers shall pay their portion of the Purchase Price by delivering good funds in United States Dollars by wire transfer to Goldstein, Goldstein & Reis, LLP, the Escrow Agent, against delivery of the original Series D and Class A Warrants as per a separate Escrow Agreement, (annexed hereto as Exhibit F), as payment in full for their portion of the Securities. The B Purchasers shall pay their portion of the Purchase Price by delivering good funds in United States Dollars by wire transfer to the Company, against delivery of the original Series E Preferred Stock and Class B Warrant, as payment in full for their portion of the Securities. The Securities shall not be deemed issued unless the Company has received the Purchase Price therefor.


          1.3 Wire Instructions. Wire instructions for Goldstein, Goldstein & Reis, LLP are as follows:

          Chase Manhattan Bank, N.A.
          ABA No. 021000021
          For the Account of:
           United States Trust Company of New York
           Account No. 920-1-073195
          In favor of:
           Goldstein, Goldstein & Reis, LLP Attorney Escrow Account Account No. 59-01383

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

          Section 2. Representations, Covenants, and Warranties of the Purchasers. Each of the Purchasers severally, and not jointly, acknowledges, represents, warrants and agrees as follows:


          2.1 Organization and Authorization. Each of the Purchasers are duly incorporated or organized and validly existing in the state or country of their incorporation or organization and have all requisite power and authority to purchase and hold the Securities. The decision to invest and the execution and delivery of this Agreement by the Purchasers, the performance by the Purchasers of their obligations hereunder and the consummation by the Purchasers of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Purchasers. Each of the Purchasers signatory's below has all right, power and authority to execute and deliver this Agreement on behalf of each of the Purchasers. This Agreement has been duly authorized, validly executed and delivered on behalf of each of the Purchasers and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. Each Purchaser represents it was not formed for the purpose of making an investment in the Company.


          2.2 Evaluation of Risks. Each of the Purchasers has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. They recognize that their investment in the Company involves a high degree of risk and each of the Purchasers can afford the complete loss of their investment.


          2.3 Independent Counsel. Each of the Purchasers acknowledges that they have been advised to consult with their own attorney regarding legal matters concerning the Company and to consult with their tax advisor regarding the tax consequences of acquiring the Securities.


          2.4 Disclosure Documentation. Each of the Purchasers has received and reviewed copies of the Company's reports filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Act, including its 10-Ks, 10-Qs, 8-K's, proxy and registration statements, filed by the Company since July 1, 1997 (collectively, the "Reports"). Except for the Reports, and this Agreement (including all Exhibits annexed hereto) the Purchasers are not relying on any other information relating to the offer and sale of the Securities. Each of the Purchasers acknowledges that the Company has offered to make available any additional public information that each of the Purchasers may reasonably request, including technical information, and other material information about the Company and each of the Purchasers has been offered the Company's full and unconditional cooperation in making such information available to each of the Purchasers and acknowledges that the Company has recommended that the Purchasers request and review such information prior to making an investment decision. No oral or written representations have been made, or oral or written information furnished to the undersigned or its advisors, if any, in connection with the offering of the Securities which were or are in any way inconsistent with the Reports as of their respective dates.


          2.5 Opportunity to Ask Questions. Each of the Purchasers has had a reasonable

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opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of each of the Purchasers.


          2.6 Reports Constitute Sole Representations. Except as set forth in the Reports, and this Agreement (including all Exhibits annexed hereto) no representations or warranties have been made to the Purchasers by (a) the Company or any agent, employee or affiliate of the Company or (b) any other person, and in entering into this transaction the Purchasers are not relying upon any information, other than that contained in the Reports and the results of independent investigation by Purchasers.


          2.7 Each of the Purchasers is Accredited Investor. Each of the Purchasers is an "Accredited Investor" as defined below who represents and warrants it is included within one or more of the following categories of "Accredited Investors."

                (i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan associated or other institution as defined in Section 3(a)(5)A of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefits of its employees if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
     Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000;


                (ii)   Any private business development company as defined in
     Section 202(a)(22) of the Investment Advisers Act of 1940;


                (iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;


                (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

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

                (vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;


                (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Act;


                (viii) Any entity in which all of the equity owners are accredited investors; and


                (ix) Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Act.


          2.8 No Registration, Review or Approval. Each of the Purchasers acknowledges and understands that the limited private offering and sale of Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. Each of the Purchasers acknowledges, understands and agrees that the Securities are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Act pursuant to Section 3(b) or Section 4(2) of such Act and Regulation D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Each of the Purchasers understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchasers to acquire the Securities.


          2.9   Investment Intent.  Without limiting their ability to resell the Securities pursuant to an effective registration statement, each of the Purchasers is acquiring the Securities solely for its own account and not with a view to the distribution, assignment or resale to others. Each of the Purchasers understands and agrees that it may bear the economic risk of its investment in the Securities for an indefinite period of time. The Purchasers do not now have any short position, put option or other similar instrument or position (collectively, a "short position") in the Common Stock and will make all sales of the Common Stock in accordance with the Act and shall take no action prohibited under the Exchange Act (including Section 10(b) thereof). No Purchaser will enter into any short position in the Common Stock at any time within one year after the Closing Date, and one year after the closing of the
Call.   Further, as a condition to any transfer of any Preferred Stock or
Warrants issued hereunder, the transferee shall agree in writing to be bound by the restrictions and covenants contained in this Agreement.


          2.10 No Advertisements. The Purchasers are not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

          2.11 Registration Rights. The parties have entered into a Registration Rights Agreement (Exhibit G).


          2.12 B Purchasers; Disclosure. The B Purchaser hereby represents that a General Partner of an affiliate of the B Purchaser is the Chairman of the Board of the Company.


          2.13 No-Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or other organizational document, and any amendments thereto, bylaws and any amendments thereto of Purchasers or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to each of the Purchasers, its properties or assets.


          2.14 Domicile. The Purchasers are domiciled in the jurisdiction set forth on Schedule A and B.


          2.15 No Brokers. Each Purchaser represents that it has had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement, except as described in Section 15.6.


     Section 3. Representations and Warranties of the Company. The Company acknowledges, covenants, represents, warrants and agrees as follows:


          3.1 Organization/Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Texas and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have (i) a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, properties or assets of the Company, or (ii) a material and adverse affect on the ability of the Company to perform its obligations pursuant to this Agreement and all Exhibits annexed hereto.


          3.2 Accuracy of Reports and Information. The Company is in material compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act, and shall maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the Nasdaq National Market System. The Company has filed all material documentation required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Securities.

          3.3   SEC Filings/Full Disclosure.  For a period of at least twelve
(12) months immediately preceding this offer and sale, (i) none of the Company's filings with the Securities and Exchange Commission contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to the Purchasers which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the closing bid price of the Common Stock, the trading volume of the Common Stock, the earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and all Exhibits annexed hereto.


          3.4 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders (other than Nasdaq Marketplace Rule 4460(i)) necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement. Upon their issuance and delivery pursuant to this Agreement and their respective governing documents, the Securities will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Securities will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person that has not been waived in writing.


          3.5 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, bylaws, stockholders agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, or any permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the closing bid price of the Common Stock, the trading volume of the Common Stock, the earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and all Exhibits annexed hereto.

          Purchasers acknowledge that the issuance of the Securities may result in customary anti-dilution adjustments to outstanding warrants, and possible acceleration of employee options upon a change of control.


          3.6 No Undisclosed Liabilities or Events. The Company has no material liabilities or obligations other than those disclosed in the Reports, this Agreement or those incurred in the ordinary course of the Company's business since July 1, 1997, which individually or in the aggregate, do not or
(i) could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the closing bid price of the Common Stock, the trading volume of the Common Stock, the earnings, business affairs, properties or assets of the Company, or (ii) could not reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and all Exhibits annexed hereto. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations, prospects, trading volume of the Common Stock, or the closing bid price of the Common Stock, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Notwithstanding anything herein to the contrary, the Purchasers acknowledge that the Company may be required to redeem outstanding Series A Preferred Stock for approximately $167,000.


          3.7 No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement, including the conversion or exercise provision of the Securities, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or the Certificate of Incorporation or by-laws of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock.


          3.8 Absence of Events of Default. Except as set forth in the Reports and this Agreement, no default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become a default, has occurred and is continuing under any agreement to which the Company is a party, which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the closing bid price of the Common Stock, the trading volume of the Common Stock, the earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and all Exhibits annexed hereto.


          3.9 Governmental Consent, etc. No material consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except as may be required by applicable securities laws including, but not limited to, SEC and Nasdaq regulations.


          3.10 Intellectual Property Rights. Except as disclosed in the Reports, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the Reports. To the best of the Company's knowledge, neither the Company, nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the closing bid price of the Common Stock, the trading volume of the Common Stock, the earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and all Exhibits annexed hereto.


          3.11 Material Contracts. Except as set forth in the Reports, the agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect, to the extent not expired by their terms, and the Company is not in material breach or material default under any of such agreements.


          3.12 Litigation. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or threatened, against the Company which could reasonably be expected to result, either individually or in the aggregate, in any (i) material adverse effect on the condition (financial or otherwise) or on the closing bid price of the Common Stock, the trading volume of the Common Stock, the earnings, business affairs, properties or assets of the Company, or (ii) material and adverse effect on the ability of the Company to perform its obligations pursuant to this Agreement and all Exhibits annexed hereto. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.


          3.13 Title to Assets. Except as set forth in Reports, the Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as do not materially affect the value or use of such assets and other than leasehold improvements pursuant to the Company's facility lease (and the landlord's lien on assets related thereto).


          3.14 Subsidiaries. Except as disclosed in the Reports, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity with material activities, assets or liabilities.


          3.15 Required Governmental Permits. The Company is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

          3.16 Listing. The Company shall secure the listing of the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants upon each national securities exchange and automated quotation system (including the Nasdaq National Market and Small Cap Market), if any, upon which the shares of Common Stock are then listed (subject to official notice of issuance) and shall use its best efforts to maintain , so long as any other shares of Common Stock shall be so listed, such listing of all such shares of Common Stock. The Company will use its best efforts to maintain the Common Stock's authorization for quotation on the Nasdaq National Market, Nasdaq Small Cap, The New York Stock Exchange, or The American Stock Exchange, Inc. The Company has not received any notice, oral or written, regarding continued listing (except that the Company has received a letter from Nasdaq dated July 15, 1998 stating that the closing bid price of the Common Stock was below One Dollar for more than thirty consecutive trading days, and if, within ninety trading days after July 15, 1998 the closing bid price of the Common Stock is not greater than One Dollar for ten consecutive trading days the Company faces delisting from the Nasdaq National Market) and, as long as the Preferred Stock and Warrants are outstanding, the Company will take no action which would materially or adversely impact their continued listing or eligibility of the Company for such listing. The Company does not currently meet the "net tangible assets" Nasdaq NMS maintenance requirement, but except for the redemption obligations resulting from the Nasdaq 20% Limitation (which will not be applicable depending upon the Series D Convertible Price Floor or if shareholder approval is obtained) the Company would have met such requirement immediately after the Closing Date.


          3.17 Other Outstanding Securities/Financing Restrictions. Except as disclosed in the Reports, the Company has no outstanding restricted shares, or shares of Common Stock sold under Regulation S, Regulation D or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock. The Company agrees that it will only issue the Preferred Stock to the Purchasers herein pursuant to the terms and conditions of this Agreement and the Statement of Designations.


          3.18 Registration Alternative. The Company covenants and agrees that for so long as any of the Securities remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Act, the Company shall permit resales of the underlying Common Stock pursuant to Rule 144 under the Act. The Company and the Purchasers shall provide the Transfer Agent any and all papers necessary to complete the transfer under Rule 144, including, but not limited to, opinions of counsel to the Transfer Agent, and the Company shall continue to file all material required to be filed pursuant to Sections 13(a) or 15(d) of the 1934 Act.


          3.19  Capitalization.   As of July 17, 1998 the outstanding capital
stock of the Company consists of 175 shares of Series A Preferred Stock and 14,398,820 shares of Common Stock (including shares issued to Liviakis Financial Communications). All issued and outstanding shares of Common Stock and preferred stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company represents that it has a sufficient number of authorized and reserved shares of preferred stock for the purposes of consummating this transaction and, assuming the conversion on the Closing Date of all shares of Preferred Stock and Warrants to be issued at such closing, a sufficient number of authorized and reserved shares of Common Stock.

          3.20 Dilution. The Company is aware and acknowledges that conversion of the conversion of the Preferred Stock, and/or the exercise of the Warrants, would cause dilution to existing Shareholders and could significantly increase the outstanding number of shares of Common Stock.


          3.21 Employee Relations. The Company is not involved in any labor dispute, nor, to the knowledge of the Company, is any such dispute threatened. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.


          3.22 Environmental Laws. The Company is (i) in compliance with any and all foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and which the Company know is applicable to them ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval.


          3.23 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operation, of the Company.


          3.24 Conversion and Exercise. The Company will permit the Purchasers to exercise their right to convert the Preferred Stock into shares of Common Stock, with all of the rights and privileges as set forth in the Series D Preferred Stock Statement of Designation annexed hereto as Exhibit A, the Series E Statement of Designation annexed hereto as Exhibit B and the Series F Statement of Designation annexed hereto as Exhibit C. The Company will permit the Purchasers to exercise their right to exercise the Warrants pursuant to the terms of the Class A Warrant, and Class B Warrant annexed hereto.


          3.25 Right of First Refusal. In the event the Company wishes to enter into a transaction for debt or equity financing which is convertible into shares of Common Stock of the Company within the earlier of three months after the closing of the Call or February 1, 1999, the Company will give each Purchaser written notice of the terms and conditions of such offer (the "ROFR Notice"). Each Purchaser shall have a pro rata right of first refusal to participate in such offering. Each Purchaser shall have three (3) business days to reply in writing after receipt of the ROFR Notice from the Company. Such reply may be sent via facsimile. In the event such written reply is not received by the Company within such three (3) business day period, it will be deemed a refusal by such Purchaser. The Purchasers shall have the right to review all final documentation regarding such placements and such documentation shall be delivered to each Purchaser with the ROFR Notice. The right of first refusal shall not apply to (i) a loan from a commercial bank, (ii) any transaction involving the issuance of the Company's securities (A) as consideration in a merger, consolidation or other business combination, (B) in connection with any strategic partnership or joint venture or (C) as consideration for the acquisition of a business, product or license or other assets by the Company,
(iii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan, stock purchase plan or other plan or written compensation contract for the benefit of the Company's employees, directors or consultants, or (vi) the issuance of securities pursuant to the Rights Agreement, dated September 15, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agreement").


          3.26 20% Rule Limitation. The Company agrees that it shall call a stockholders meeting on or before November 20, 1998 for the purpose of, among other things, approving below market price issuances of Common Stock to the Purchasers and in excess of 19.99% of the number of shares of Common Stock outstanding as of the Closing Date as required by Section 4460(i)(1)(D) of the Nasdaq Marketplace Rules. In the event that the aforementioned proposal is not ratified by the stockholders and the number of shares issuable under the Statement of Designations and/or exercise of the Warrants would exceed 19.99% of the number of shares of Common Stock outstanding as of the Closing Date, the Company will seek a waiver from the Nasdaq Stock Market (or other applicable market or exchange) to permit such issuances.


          3.27 No Brokers. Each Purchaser represents that it has had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement, except as described in Section 15.6.


          Section 4. Representations and Warranties of the Company and Purchasers. Each of the Purchasers and the Company represent to, and agree with, the other the following with respect to itself:


          4.1 Mandatory Call. The Company shall make a mandatory "Call" (the "Call") upon the Purchasers as follows: (i) upon the A Purchasers, to fund up to an additional One Million ($1,000,000) Dollars aggregate principal amount of Series D Preferred Stock , and Class A Warrants to purchase 226,415 shares of Common Stock pursuant to the terms of this Agreement, the Class A Warrant, and the Statement of Designation for the Series D Preferred Stock, and/or (ii) upon the B Purchaser, to fund up to an additional Seven Hundred Fifty Thousand ($750,000) Dollars aggregate principal amount of Series F Preferred Stock, and Class B Warrants to purchase 140,625 shares of Common Stock pursuant to the terms of this Agreement, the Class B Warrant, and the Statement of Designation for the Series F Preferred Stock. The Call may only be made by the Company after all of the conditions below are satisfied (or waived in writing by all interested parties). The Company has the right to make the Call up to and including January 31, 1999. The Call upon the A Purchasers and the Call upon the B Purchasers may be made independently of each other. The closing for the Call shall be ten (10) business days after receipt by the Purchasers of a written notice from the Company stating the applicable party's intention to Call, and that each of the following conditions have been satisfied:


                (i) the Purchasers shall have received written proof that the Registration

                       Statement (which includes all shares of Common Stock underlying the Preferred Stock and Warrants required to be registered pursuant to the Registration Rights Agreement) has previously become effective and remains effective during the ten (10) Trading Days immediately prior to the closing of the Call, and (A) neither the Company nor any of the Purchasers shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently (that has not been cured), or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Purchasers are reasonably satisfied that the SEC no longer is considering or intends to take such action), and (B) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist;
                (ii) the Common Stock shall be listed on the Nasdaq National Market and, as a result of the Call, the Company will be in compliance with Nasdaq listing requirements immediately upon the Closing of the Call;
                (iii) the Purchasers shall have received an opinion of counsel of the Company as set forth in Exhibit H annexed to this Agreement, dated on the closing for the Call;
                (iv) the average closing bid prices of the Common Stock for the five trading days immediately preceding the date the Company serves the Call notice upon the Purchasers was at least One and 50/100 ($1.50) Dollar;
                (v) As to the B Purchasers only, the Company shall have a minimum of Seven Hundred fifty Thousand ($750,000) Dollars in revenues for the fiscal quarter ended September 30, 1998, or the fiscal quarter ended December 31, 1998, according to unaudited internally prepared statements, even in the event such revenues are achieved prior to the end of said fiscal quarter;
                (vi) the Purchasers shall have received certification that the Company has obtained shareholder approval for the Company's issuance of more than twenty (20%) percent of its Common Stock in connection with the transactions contemplated hereby, if necessary, as required by Section
                       3.26 above;
                (vii) the Purchasers shall have received written certification from the Company that the representations and warranties of the Company contained in this Agreement and all Exhibits annexed hereto are true and correct in all material respects as of the closing of the Call as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the closing of the Call;
                (viii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, and all Exhibits annexed hereto, to be performed, satisfied or complied with by the Company at or prior to the closing for the Call

                       (except for breaches that have been cured or waived in writing by all of the Purchasers);
                (ix) since the Closing Date no event, that had or is likely to have a material adverse effect on the properties, business, condition (financial or otherwise), operations or prospects of the Company has occurred, which has not been remedied or cured by the Company or waived in writing by all of the Purchasers;
                (x) the Purchasers shall receive certification that the Series D and Series E Statements of Designation remain in full force and effect as in the form annexed hereto and have not been amended except as provided in the Statement of Designations; and
                (xi) the B Purchasers shall receive written certification that the Company has filed the Statement of Designation for the Series F Preferred Stock.


          Section 5. Opinion of Counsel. Each of the Purchasers shall, upon the Closing, and upon the closing of the Company's Call, receive an opinion letter from counsel to the Company as is set forth in Exhibit H.


          Section 6. Opinion of Counsel Upon Conversion. Except as otherwise provided herein, or in the Exhibits annexed herein, the Company will obtain for each Purchaser, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock into Common Stock, and exercise the Warrants, including, but not limited to, obtaining for each Purchaser an opinion of counsel, subject only to receipt of a Notice of Conversion in the form of Exhibit I and receipt by Counsel of such representations, warranties, and documents as are determined to be necessary to comply with applicable securities laws, duly executed by the Purchaser which shall be satisfactory to the Transfer Agent, directing the Transfer Agent to remove the legend from the certificate.


          Section 7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees to:

                (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Act or the 1934 Act;

               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

               (iii) furnish to each Purchaser forthwith, upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as each Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing any

     Purchaser to sell any such Securities without registration.


          Section 8. Indemnification. Each of the Company, and all key operating subsidiaries, and each of the Purchasers agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.


          Section 9. Registration or Exemption Requirements. Each of the Purchasers acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Act and any applicable state securities laws or unless an exemption from such registration is available. Each of the Purchasers understands that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.


          Section 10.  Legend.

                (a) The certificates representing the Securities shall be subject to a legend restricting transfer under the Act, such legend to be substantially as follows:

          "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT."


          The certificates representing these Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.


          Section 11. Stock Delivery Instructions. The Preferred Stock and Warrants shall be delivered to the Purchasers on a delivery versus payment basis.


          Section 12. Closing Date. The date the Escrow Agent receives the Series D Preferred Stock in the aggregate principal amount of $1,500,000, and the Class A Warrants to purchase an aggregate of 339,623 shares of Common Stock, and the B Purchaser receives the Series E Preferred Stock in the aggregate principal amount of $750,000, and Class B Warrants to purchase an aggregate of 140,625 shares of Common Stock, and the Purchase Price therefor is paid to the Company by the Purchasers, and the conditions set forth in Sections 13 and 14, and the terms and conditions of the Escrow Agreement, for the Company and the A Purchasers, (Exhibit F) herein are satisfied, or waived in writing, shall be the Closing (the "Closing Date").


          Section 13. Conditions to the Company's Obligation to Sell. Each of the Purchasers understands that the Company's obligation to sell the Series D and Series E Preferred Stock and the Class A and Class B Warrants set forth in Section 12 above, and file the Statement of Designations for the Series D and Series E Preferred Stock, are conditioned upon:


                (i) The receipt and acceptance by the Company of a duly executed copy of this Agreement and all duly executed all other parties thereto;

                (ii) Delivery into escrow by each of the Purchasers of good cleared funds as payment in full for the purchase of the Securities;

                (iii) All representations and warranties of each of the Purchasers contain herein shall remain true and correct in all material respects as of each Closing Date; and

                (iv) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and Warrants, or shall have the availability of exemptions therefrom. At each Closing Date, the sale and issuance of the Preferred Stock, Warrants, and the proposed issuance of the Common Stock underlying the Preferred Stock, and Warrants shall be legally permitted by all laws and regulations to which the Purchasers each of the Purchasers and the Company are subject.

          Section 14. Conditions to Purchaser's Obligation to Purchase. The Company understands that each Purchaser's obligation to purchase the Series D and Series E Preferred Stock, and Warrants as set forth in Section 12 above, is conditioned upon:

                (i) Acceptance by each of the Purchasers of a duly executed Purchase Agreement and all duly executed Exhibits hereto for the sale of the Securities;

                (ii) Delivery of the original Series D and Series E Preferred Stock and Warrants as set forth in Section 12 above;

                (iii) All representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date;

                (iv) Receipt of opinion of counsel and proof that both Statement of Designations have been filed;

                (v) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Series D and Series E Preferred Stock and Warrants (as set forth in Section 12 above), or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Series D and Series E Preferred Stock and Warrants (as set forth in Section 12 above) shall be legally permitted by all laws and regulations to which the Company and Purchasers are subject;

                (vi)   Payment of fees as set forth in Section 15.6 below; and

                (vii) Receipt of proof that the Statement of Designation for the Series D

      Preferred Stock and the Series E Preferred Stock has been filed with the State of Texas.


          Section 15.  Miscellaneous.


          15.1 Governing Law/Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.


          15.2 Facsimile/Counterparts/Entire Agreement. Except as otherwise stated herein, in lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document. This Agreement and Exhibits hereto constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all parties.


          15.3 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.


          15.4  Reliance by Company.   Each Purchaser represents to the
Company that the representations and warranties of the Purchaser contained herein are complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with a private offering of securities.


          15.5 Confidentiality. Except as required by the Company pursuant to securities laws, each of the Company and each of the Purchaser agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by or obtained from the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law.

          15.6 Legal Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby except that the Company agrees to pay to (i) Goldstein, Goldstein & Reis, LLP Twenty Five Thousand ($25,000) Dollars, in cash out of escrow from the proceeds of the Closing of the initial Series D and Series E Preferred Stock and Warrant Purchases and Five Thousand ($5,000) Dollars, in cash, payable out of escrow from the proceeds of the Closing of the Call provision as set forth in Section 4.1 herein, for administrative, and escrow fees, (ii) the placement agents, Class A Warrants to purchase an aggregate of 339,623 shares of Common Stock on the Closing of the initial Series D Preferred Stock and Ninety Thousand ($90,000) Dollars, in cash, payable out of escrow from the proceeds from the Closing of the initial Series D Preferred Stock, and Warrant Purchases, and Class A Warrants to purchase 113,208 shares of Common Stock on the Closing of the Call for additional Series D Preferred Stock, and Thirty Thousand ($30,000) Dollars, in cash, payable out of escrow from the proceeds on the Closing of the Call for additional Series D Preferred Stock as set forth in Section 4.1,all of which shall be payable pursuant to the Escrow Agreement. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.


          15.7 Authorization. Each of the parties hereto represents that the individual executing this Agreement on its behalf has been duly and appropriately authorized to execute the Agreement.


          15.8 Closing Bid Price. All references to the closing bid price of the Common Stock shall be as reported by Bloomberg, L.P.


          15.9 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

          (i)   If to the Company:

                       Data Race, Inc.
                       12400 Network Boulevard

                       San Antonio, Texas 78249
                       Attention: Greg Skalla
                       Telephone: (210) 263-2000
                       Facsimile: (210) 558-0365

          (ii) If to the Purchasers, at the addresses and numbers listed on Schedule A and Schedule B annexed hereto.

          Any party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other parties hereto.



                 [Remainder of Page Intentionally Left Blank]

                           [Signature Page Follows]

          IN WITNESS WHEREOF, this Purchase Agreement was duly executed on the date first written below.


Agreed to and Accepted on
this 24th day of July, 1998

DATA RACE, INC.



By /s/ Gregory T. Skalla
  ----------------------------
 Gregory T. Skalla
 Vice President-Finance
 Chief Financial Officer               SOVEREIGN PARTNERS L.P.
                                       "A" Purchaser


                                       By /s/ Mark Valentine
                                         -----------------------------
                                         Mark Valentine

                                       DOMINION CAPITAL FUND, LTD.
                                       "A" Purchaser


                                       By /s/ Mark Valentine
                                         -----------------------------
                                         Mark Valentine

                                       FIRST CAPITAL GROUP OF TEXAS II, L.P.,
                                        "B" Purchaser
                                       By: First Capital Group Investment
                                             Partners, LP, its General Partner
                                       By: First Capital Group Management
                                             Company, LP, its General Partner


                                       By /s/ Jeffrey P. Blanchard
                                         ------------------------------------
                                         Jeffrey P. Blanchard, Managing Partner

                                  SCHEDULE A
                                  ----------


   Purchaser                                  Initial $ Amount of       Initial Number of
Name and Address            Purchase Price  Series D Preferred Stock  Class A Warrant Shares
--------------------------  --------------  ------------------------  ----------------------
Sovereign Partners L.P.         $1,000,000           $1,000,000                 226,415
365 Bay Street, 10th Fl.
Toronto, Ontario M5H 2V2

Dominion Capital
  Fund, Ltd.                    $  500,000           $  500,000                 113,208
365 Bay Street, 10th Fl.
Toronto, Ontario M5H 2V2


                                  SCHEDULE B
                                  ----------


   Purchaser                                Initial $ Amount of       Initial Number of
Name and Address          Purchase Price  Series E Preferred Stock  Class B Warrant Shares
------------------------  --------------  ------------------------  ----------------------
First Capital Group of
  Texas II, L.P.             $750,000              $750,000                 140,625
P.O. Box 15616
San Antonio, TX  78212
